Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 11, 2004 on our audits of the consolidated financial statements of Florida Recycling Services, Inc. of Illinois and its subsidiary, Florida Recycling Services, Inc. of Delaware for the years ended December 31, 2003, 2002 and 2001 included in this Current Report on Form 8-K into the previously filed registration statement on Form F-3/A (Amendment No. 2) (Registration No. 333-111085) of Capital Environmental Resource Inc.

/s/ Shepard Schwartz & Harris LLP
Shepard Schwartz & Harris LLP
May 10, 2004.